Exhibit 12.2
Certification pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), the undersigned officer of EXFO Inc., hereby certifies, that:

1.	The Annual Report on Form 20-F for the year ended August 31, 2016 of EXFO fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in this Annual Report fairly presents, in all material respects, the financial condition and results of operations of EXFO.

Date: November 28, 2016

/s/ Germain Lamonde
Germain Lamonde
Chairman of the Board,
President and Chief Executive Officer
(Principal Executive Officer)

The foregoing certification is being furnished solely pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code) and is not being filed as part of the Report or as separate disclosure document.